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EXHIBIT 11.1

                   NU-KOTE HOLDING, INC. AND SUBSIDIARIES
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE THREE MONTHS ENDED
                                                --------------------------
                                                  JUNE 27,       JUNE 28,
                                                   1997           1996
                                                  --------       --------
PRIMARY:
Shares outstanding:
  Weighted average number of shares outstanding    21,775         21,751
  Net effect of dilutive stock options (1)                           748
                                                  --------       --------
                                                   21,775         22,499
                                                  --------       --------
                                                  --------       --------

Net income (loss)                                 $(5,972)       $ 1,795
                                                  --------       --------
                                                  --------       --------

Net income (loss) per common share                $ (0.27)       $  0.08
                                                  --------       --------
                                                  --------       --------

FULLY DILUTED:
Shares outstanding:
  Weighted average number of shares outstanding    21,775         21,751
  Net effect of dilutive stock options (1)                           748
                                                  --------       --------
                                                   21,775         22,499
                                                  --------       --------
                                                  --------       --------

Net income (loss)                                 $(5,972)       $ 1,795
                                                  --------       --------
                                                  --------       --------

Net income (loss) per common share                $ (0.27)       $  0.08
                                                  --------       --------
                                                  --------       --------

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(1) The net effects of dilutive stock options for periods resulting in income are based upon the treasury stock method using average market price during the period for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully diluted amounts. For periods resulting in losses, stock options are considered anti-dilutive and are excluded from the computation.

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